SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                          JULY 27, 2004 (JULY 26, 2004)


                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



         OKLAHOMA                     1-13726                    73-1395733
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(State or other jurisdiction    (Commission File No.)          (IRS Employer
      of incorporation)                                      Identification No.)


 6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA                 73118
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     (Address of principal executive offices)                     (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5:  OTHER MATTERS

Chesapeake Energy Corporation ("Chesapeake") issued the following two press releases on July 26, 2004:


1.  Chesapeake Energy Corporation Announces Private Offering of Senior Notes

Chesapeake Energy Corporation today announced that it intends to commence a private placement offering to eligible purchasers of $300 million of a new issue of senior notes due 2014. The notes are expected to be eligible for resale under Rule 144A. The private offering, which is subject to market and other conditions, will be made within the United States only to qualified institutional buyers, and outside the United States only to non-U.S. investors.

Chesapeake intends to use the net proceeds of the offering, together with proceeds from a concurrent offering of common stock, to fund its previously announced $590 million of pending acquisitions of Bravo Natural Resources, Inc. and Legend Natural Gas, L.P., along with the completed acquisition of Tilford Pinson Exploration, Inc. The Bravo acquisition is expected to close August 2, 2004, and the Legend acquisition is expected to close August 31, 2004. Both acquisitions are subject to satisfaction of customary closing conditions. If one or both of these acquisitions do not close, excess net proceeds from the offering will be used for general corporate purposes, including repayment of debt or possible future acquisitions.

The notes being offered have not been registered under the Securities Act of 1933 or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy the notes.


2.  Chesapeake Energy Corporation Announces Common Stock Offering

Chesapeake Energy Corporation today announced that it intends to commence a public offering of 20 million shares of its common stock. Chesapeake intends to use the net proceeds of the offering, together with proceeds from a concurrent offering of senior notes, to fund its recently announced $590 million of pending acquisitions of Bravo Natural Resources, Inc. and Legend Natural Gas, L.P., along with the completed acquisition of Tilford Pinson Exploration, Inc. The Bravo acquisition is expected to close August 2, 2004, and the Legend acquisition is expected to close August 31, 2004. Both acquisitions are subject to satisfaction of customary closing conditions. If one or both of these acquisitions do not close, excess net proceeds from the offering will be used for general corporate purposes, including repayment of debt or possible future acquisitions.

The offering will be made under the company's existing shelf registration statement. The company intends to grant the underwriters an option to purchase a maximum of three million additional shares of its common stock to cover over-allotments.

Bank of America Securities LLC, Credit Suisse First Boston, Lehman Brothers and Raymond James will be joint book-running managers for the offering. Copies of the preliminary prospectus and records relating to the offering may be obtained from the offices of Bank of America Securities LLC, Attn: Prospectus Department, 100 West 33rd Street, New York, NY 10001, 646-733-4166; Credit Suisse First Boston, One Madison Avenue, Level 1B, New York, NY 10010, 212-325-2580; Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, 631-254-7106; Raymond James & Associates, 880 Carillon Parkway, St. Petersburg, FL 33716, 727-567-2400.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

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This document contains forward-looking  statements within the meaning of Section
27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our current expectation or forecasts of
future  events.   Although  we  believe  our   forward-looking   statements  are
reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Chesapeake Energy Corporation is one of the five largest independent natural gas producers in the United States. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent, Permian Basin, South Texas, Gulf Coast and Ark-La-Tex regions onshore in the United States. The company's internet address is www.chkenergy.com.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         CHESAPEAKE ENERGY CORPORATION


                                By:     /s/ Aubrey K. McClendon
                                       ----------------------------------------
                                            Aubrey K. McClendon
                                            Chairman of the Board and
                                            Chief Executive Officer

Dated:        July 27, 2004

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